Exhibit 13.2
Chief Executive Officer Certification
Pursuant to 18 U.S.C. Section 1350
The undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 that, to his knowledge, the Annual Report on Form 20-F for the year ended December 31, 2025 of Deutsche Bank Aktiengesellschaft fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934, and that, to his knowledge, the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Deutsche Bank Aktiengesellschaft.
Date:  March 12, 2026
/s/ James von Moltke
James von Moltke
Member of the Management Board
President and Chief Financial Officer